Exhibit 21

Subsidiary	State of Incorporation or Organization
Chisholm Pipeline Company (50%)	Delaware
Chisholm Pipeline Holdings, Inc.	Delaware
Fox Plant, L.L.C. (50%)	Delaware
Kansas Gas Marketing Company	Kansas
Mercado Gas Services Inc.	Delaware
Mid Continent Market Center, Inc.	Kansas
Northern Plains Natural Gas Company, LLC[1]	Delaware
NBP Services, LLC	Delaware
Northern Border Pipeline Corporation	Delaware
Oasis Acquisition Corporation	California
Oklahoma Natural Energy Services Company	Oklahoma
OkTex Pipeline Company	Delaware
ONEOK Bushton Processing, Inc.	Delaware
ONEOK Energy Marketing Company	Oklahoma
ONEOK Energy Services Canada, Ltd.	Canada
ONEOK Energy Services Company, II	Delaware
ONEOK Energy Services Company, L.P.	Texas
ONEOK Energy Services Holdings, L.L.C.	Oklahoma
ONEOK Field Services Company	Oklahoma
ONEOK Field Services Holdings, L.L.C.	Oklahoma
ONEOK Gas Gathering, L.L.C.	Oklahoma
ONEOK Gas Storage Holdings, L.L.C.	Delaware
ONEOK Gas Storage, L.L.C.	Oklahoma
ONEOK Gas Transportation, L.L.C.	Oklahoma
ONEOK Hydrocarbon, L.L.C.	Delaware
ONEOK Hydrocarbon, L.P.	Delaware
ONEOK Hydrocarbon GP, L.L.C.	Delaware
ONEOK Hydrocarbon Holdings, L.L.C.	Delaware
ONEOK Hydrocarbon Southwest, L.L.C.	Delaware
ONEOK Kansas Company	Kansas
ONEOK Kansas Properties, L.L.C.	Kansas
ONEOK Leasing Company	Delaware
ONEOK MB I, L.P.[2]	Delaware
ONEOK Midstream Gas Supply, L.L.C.	Oklahoma
ONEOK NGL Pipeline, L.P.	Delaware
ONEOK Palo Duro Pipeline Company, Inc.	Delaware
ONEOK Parking Company, L.L.C.	Delaware
ONEOK Pipeline, Inc.	Oklahoma

[1]	Northern Plains Natural Gas Company, LLC owns a 1.067% limited partner interest and a .5% general partner interest in Northern Border Partners, L.P. The direct and indirect subsidiaries of Northern Border Partners, L.P. are not listed here.
[2]	ONEOK MB I, L.P. owns 80% of the Mont Belvieu I Fractionation Facility.

Updated March 7, 2006

ONEOK Propane Company	Delaware
ONEOK Sayre Storage Company	Delaware
ONEOK Services Company	Oklahoma
ONEOK Texas Gas Storage, L.P.	Texas
ONEOK Texas Resources, Inc.	Delaware
ONEOK Transmission Company	Delaware
ONEOK Underground Storage Company	Kansas
ONEOK VESCO Holdings, L.L.C.[3]	Delaware
ONEOK WesTex Transmission, L.P.	Delaware
Pan Border Gas Company, LLC[4]	Delaware
Potato Hills Gas Gathering System (joint venture) (51%)	Oklahoma
Sycamore Gas System (general partnership) (48.445%)	Oklahoma
TGS Rio, L.L.C.	Delaware

In addition to the interests of the Company in the Subsidiaries set forth above, the Company also directly or indirectly holds various undivided interests in facilities relating to the oil and gas business and holds minority interests in various other entities and ventures.

[3]	ONEOK VESCO Holdings, L.L.C. owns a 10.1765% interest in Venice Energy Services Company, L.L.C., a Delaware limited liability company.
[4]	Pan Border Gas Company, LLC owns a .3250% general partner interest in Northern Border Partners, L.P. The direct and indirect subsidiaries of Northern Border Partners, L.P. are not listed here.